CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #4
TO
AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amendment (“Amendment”), effective April 1, 2013 (“Amendment Effective Date”), is by and between Synacor, Inc. ("Synacor") and Charter Communications Operating, LLC ("Client") under which the parties hereto mutually agree to modify and amend the Synacor Amended and Restated Master Services Agreement, dated April 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Whereas, the parties desire to modify the Agreement as set forth herein;

Now therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Term.

1.1	Section 7.1 of the Agreement shall be deleted in its entirety and replaced with the following paragraph:

Term. This Agreement shall continue in full force and effect through March 31, 2015 (the “Term”). Client shall have the unilateral right to terminate this Agreement at any time by providing Synacor no less than 90 days’ prior written notice; provided that in no event will Client terminate this Agreement, other than for cause, effective as of a date prior to March 31, 2014.

2.0	Exclusivity.

2.1
Client will continue to have decision making control over the design, features, content and functionality included on the Client Branded Portal to the extent Synacor is able to comply with related requests from Client within the scope of the rights it has from third parties related thereto. Synacor will retain editorial control of any Synacor provided design, feature, content or functionality. Client shall retain all right, title and interest in and to the www.charter.net URL and goodwill associated therewith. Notwithstanding anything set forth in the Agreement to the contrary:

2.1.1	Synacor Sourced Content will be provided on the Client Branded Portal at Client’s discretion;

2.1.2	[*]; and

2.1.3
[*], and (ii) Synacor shall be the sole provider of Search Services on the Client Branded Portal throughout the Term [*]. Synacor will continue to receive, as its sole compensation for such Search Services, the revenue share described in Section 4(a) of Schedule A. [*].

2.1.4
For purposes of this Amendment, [*], and for the avoidance of doubt “Client Branded Portal,” as defined in the Agreement, refers only to the Synacor-provided Client-branded Internet portal as contemplated in Schedule A.

2.2	[*]

3.0	Advertising.

3.1	Schedule A is hereby amended as follows:

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

a.	The opening paragraph of Section 4(b) is hereby deleted in its entirety and replaced with the following:

Advertising Revenue Share. Client and Synacor will include advertising on the Advertising Properties as specified in Schedule C. Advertising Revenue associated therewith will be distributed as follows:

b.	The following shall be added to the end of Section 4(b)(i):
The foregoing shall only apply to [*] advertising sold by third parties at Synacor’s request on any of the Advertising Properties.

c.	Section 4(b)(ii) is hereby deleted in its entirety and replaced with the following:
Client will retain [*] of the Advertising Revenue it receives related to advertising sold and placed on the Client Branded Portal and Webmail by Client.

3.2	Client Responsibilities. Effective April 1, 2014, Section 5.1 (a) of Schedule A is hereby deleted in its entirety and replaced with the following:

a. Reserved.

3.3	Schedule C is hereby amended as follows:

3.3.1	The following is hereby added to the end of Section 1 of Schedule C:

[*]. Client hereby authorizes Synacor to continue to sell e-commerce and video advertising through third parties or direct, which advertising will be subject to the revenue share described in Schedule A.

3.3.2	Section 7 is hereby deleted in its entirety and replaced with the following:

Synacor is hereby authorized by Client to serve advertising on each of the pages of the Client Branded Portal. [*]. Further, Synacor will, to the extent permitted by its third party providers of advertising related services, permit Client to use its ad serving platform to serve ads, and Synacor will continue to provide other advertising related services [*]. Synacor may, at its option, set off [*] such third-party fees or invoice Client for such amounts, which will be due and payable [*] after the date of invoice.

3.3.3	Section 8 is hereby deleted in its entirety and replaced with the following:
[*]

3.3.4	Section 11 is hereby amended by adding the following sentence to the end of such Section:

Client may terminate the use of such third party technology at any time, in its sole discretion.

4.0	Fees.

4.1	A new Subsection (e) is hereby added to Section 4 of Schedule A as follows:

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

e.    Client will pay to Synacor a monthly fee in the amount of $[*], which, notwithstanding the payment terms under the Agreement, will be due and payable [*] days after the end of each calendar month. [*].

5.0	Synacor Responsibilities.

5.1	The opening paragraph of Section 5.2 of Schedule A is hereby deleted in its entirety and replaced with the following:

[*], Synacor will deliver the following platform services, features and functionality during the Term, and such other services, features and functionality as the Parties mutually agree in writing:

5.2	A new Subsection (s) is hereby added to Section 5.2 of Schedule A as follows:

s.    [*]

5.3	A new Subsection (t) is hereby added to Section 5.2 of Schedule A as follows:

t.    [*]

5.4	A new Subsection (u) is hereby added to Section 5.2 of Schedule A as follows:

u.    At Client’s request, Synacor will integrate a “My Account” service as identified by Client on the Client Branded Portal.

5.5	A new Subsection (v) is hereby added to Section 5.2 of Schedule A as follows:

v.    At Client’s request, Synacor will migrate other services and content currently provided on the Client Branded Portal to other services and content identified [*] by Client. [*].

5.6	Synacor reserves the right to invoice Client for work provided under this Section 5.0 or Section 6.0 of this Amendment at a fee to be agreed upon by the parties, [*].

6.0
Entitlement Services (TV Everywhere) – Integration and Authentication Services. Synacor will integrate its standard entitlement system platform with [*] Programmers’ websites as well as other Programmer Properties and maintain such platform to website integration, at Client’s request, in accordance with the Agreement. In addition, at Client’s request, [*]. Synacor will develop the capability to authenticate users, individually, by Programmer and by device, and upon the availability of such capability, Client may enable Programmers and devices individually.

7.0	Search Services. Section 5 of Schedule B is hereby amended to add the following sentence at the end of such Section:

[*]

8.0
Premium Products. Client may terminate offering for purchase any Premium Products on the Client Branded Portal or making Premium Products available to Subscription Accounts at any time, in its sole discretion, provided that during the Term, for so long as Client is collecting fees from Subscription Accounts for Premium Products, Client will continue to pay Synacor the fees set forth in Schedule D of the Agreement.

9.0	Deleted Sections of the Agreement: The following Sections of the Agreement are deleted in their entirety:

9.1	Sections 6, 9 and 10 of Schedule C;

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

9.2	Section 10 of Amendment 2 to the Agreement;

9.3	Section 3.11 of Amendment 3 to the Agreement; and

9.4	Section 7.0 of Amendment 3 to the Agreement.

1.0
Scope of Amendment. This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Synacor, Inc.         Charter Communications Operating, LLC
By: Charter Communications, Inc., its Manager

By:        By:

Name:         Name:

Title:        Title:

Date:        Date:

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